Exhibit 99.1

Contacts:

Media: Shannon Small 703.469.1190 or ssmall@fbr.com

Investors: Bradley J. Wright at 703.312.9678 or fbrcir@fbr.com

FBR Announces Third Quarter 2011 Financial Results

ARLINGTON, Va., October 26, 2011—FBR & Co. (Nasdaq:FBRC) (“FBR” or the “Company”), a leading investment bank serving the middle market, today reported a net after-tax loss of $26.1 million, or $0.43 per share, for the quarter ended September 30, 2011. These results compare to a net after-tax loss of $6.6 million, or $0.10 per share, in the third quarter 2010 and a net after-tax loss of $2.7 million, or $0.04 per share in the second quarter 2011. For the first nine months of 2011, the after-tax loss was $30.8 million compared to a $40.6 million after-tax loss for the first nine months of 2010.

The Company’s pre-tax loss for the third quarter 2011 was $25.8 million compared to a pre-tax loss of $7.6 million in the third quarter 2010 and pre-tax loss of $2.9 million in the second quarter 2011.

Third quarter 2011 net revenue was $20.1 million compared to $57.4 million for the third quarter 2010 and $49.2 million in the second quarter 2011. Net revenue for the third quarter by business area was as follows:

•

$5.0 million in investment banking generated from seven transactions reflecting a significant industry-wide decline in capital raising activity. This compares to $29.8 million in the third quarter 2010 and $30.0 million in the prior quarter. $4.4 million of third quarter 2011 banking revenue was generated from advisory services.

•

$19.4 million in institutional brokerage, down from $23.4 million and $21.1 million in the third quarter 2010 and the second quarter 2011, respectively. Equities, including options, remained flat quarter over quarter at $20.9 million compared to $20.6 million in the third quarter 2010 and $20.7 million in the prior quarter.

•

$3.6 million in asset management, compared to $3.3 million in the third quarter 2010 and $3.9 million in the second quarter of this year. Assets under management were $1.36 billion at the end of the third quarter 2011 compared to $1.45 billion at the end of the third quarter 2010 and $1.64 billion as of June 30, 2011.

•

In addition, the Company reported a $9.3 million net investment loss which included unrealized mark-to-market losses of $6.6 million in merchant banking portfolio holdings and other investment positions.

For the third quarter of 2011, total non-interest expenses were $45.9 million compared to $65.0 million in the third quarter 2010 and $52.1 million in the second quarter 2011. Non-compensation fixed expenses in the third quarter of 2011 totaled $14.8 million, compared to $17.2 million in third quarter of 2010 and $16.5 million in the second quarter of 2011. The Company ended the quarter with 426 employees compared to 501 at the beginning of the year.

Through the previously announced Self-Tender Offer completed in August, the Company repurchased 6.1 million shares at a purchase price of $2.55 per share. As of September 30, 2011, shareholders' equity totaled $243.3 million and the Company’s book value per share was $4.31 compared to $4.57 at the end of the prior quarter and $4.60 at the end of 2010.

“Based on our expectations that market conditions will continue to be volatile for some time, we have recently taken steps that will result in an over 35% reduction in our fixed costs,” said Richard J. Hendrix, President and Chief Executive Officer of FBR. “This restructuring positions the franchise to more consistently deliver profitability and long-term value for shareholders and employees. Importantly, it also fully preserves the most valuable part of our franchise—the talent and ability to execute complex lead-managed equity offerings targeted to institutional investors.”

Investors who wish to listen to the earnings call at 9:00 A.M. U.S. EDT, Thursday, October 27, 2011, may do so via the Web or conference call at:

Conference call dial-in number (toll-free): 877.303.6433

Conference call dial-in number (local): 224.357.2198

Conference call code: 12303330

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=99384&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Replays of the earnings call will be available via webcast following the call.

FBR & Co. (NASDAQ: FBRC) (“FBR”) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom. FBR Fund Advisers, Inc., a subsidiary of FBR, provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR is headquartered in the

Washington, D.C. metropolitan area with offices throughout the United States and in London. For more information, please visit www.fbr.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR’s future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and other items throughout the Company’s Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

# # #

FBR & CO. CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES:
Investment banking:
Capital raising	$598	$23,118	$38,633	$68,250
Advisory	4,434	6,671	12,968	13,127
Institutional brokerage:
Principal transactions	3,564	5,595	14,539	16,143
Agency commissions	15,816	17,850	49,024	59,116
Asset management fees	3,552	3,346	11,447	10,489
Net investment (loss) income	(9,336)	47	(10,952)	95
Interest, dividends & other	1,506	767	3,755	4,097

Total revenues	20,134	57,394	119,414	171,317

NON-INTEREST EXPENSES:
Compensation and benefits	25,563	41,433	84,074	135,468
Professional services	2,772	3,869	9,617	15,522
Business development	2,315	2,809	9,547	10,581
Clearing and brokerage fees	3,555	2,824	9,543	9,891
Occupancy and equipment	4,503	5,905	15,427	18,526
Communications	4,247	5,082	12,700	15,220
Other operating expenses	2,942	3,065	9,177	10,398

Total non-interest expenses	45,897	64,987	150,085	215,606

Loss before income taxes	(25,763)	(7,593)	(30,671)	(44,289)

Income tax provision (benefit)	373	(982)	97	(3,649)

Net loss	$(26,136)	$(6,611)	$(30,768)	$(40,640)

Basic and diluted loss per share	$(0.43)	$(0.10)	$(0.49)	$(0.64)

Weighted average shares—basic and diluted	60,762	63,547	62,323	63,508

FBR & CO. CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$120,814	$236,077
Receivables:
Due from brokers, dealers and clearing organizations	13,086	15,463
Customers	3,975	10,280
Other	7,021	11,635
Financial instruments owned, at fair value	134,009	86,400
Other investments, at cost	25,744	45,224
Goodwill	5,882	5,882
Intangible assets, net	2,237	2,583
Furniture, equipment and leasehold improvements, net	6,922	9,741
Prepaid expenses and other assets	9,112	8,182

Total assets	$328,802	$431,467

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$49,974	$55,444
Accrued compensation and benefits	15,646	53,305
Accounts payable, accrued expenses and other liabilities	14,564	23,904
Due to brokers, dealers and clearing organizations	5,299	7,323

Total liabilities	85,483	139,976

Shareholders’ equity:
Common stock	55	62
Additional paid-in capital	411,476	423,935
Restricted stock units	29,299	34,239
Accumulated other comprehensive loss	(51)	(53)
Accumulated deficit	(197,460)	(166,692)

Total shareholders’ equity	243,319	291,491

Total liabilities and shareholders’ equity	$328,802	$431,467

Book Value per Share	$4.31	$4.60
Shares Outstanding (in thousands)	56,452	63,354

FBR & CO. Financial & Statistical Supplement—Operating Results (Dollars in thousands) (Unaudited)

	Q-3 11	Q-2 11	Q-1 11	Q-4 10	Q-3 10
Revenues, net of interest expense	$20,134	$49,182	$50,098	$75,270	$57,394

Non-interest expenses:
Variable	10,272	14,974	15,860	29,683	21,329
Fixed	35,625	37,146	36,208	42,960	43,658

(Loss) income before income taxes	(25,763)	(2,938)	(1,970)	2,627	(7,593)

Income tax provision (benefit)	373	(211)	(65)	(455)	(982)

Net (loss) income	$(26,136)	$(2,727)	$(1,905)	$3,082	$(6,611)

Fixed expenses	$35,625	$37,146	$36,208	$42,960	$43,658
Less: Non-cash expenses[1]	1,927	2,459	2,352	4,255	4,766
Corporate transaction costs[2]	—	986	—	1,302	—
Severance	442	—	806	549	646

Core fixed costs[3]	$33,256	$33,701	$33,050	$36,854	$38,246

Statistical Data
Net revenues per employee (annualized)	$189	$444	$431	$601	$459

Employee count	426	443	465	501	500

Net assets under management (in millions)
Mutual funds	$1,358.9	$1,635.3	$1,689.4	$1,582.7	$1,445.4
Hedge and private equity funds	3.7	4.1	4.2	4.3	6.0

Total	$1,362.6	$1,639.4	$1,693.6	$1,587.0	$1,451.4

[1]	Non-cash expenses include compensation costs associated with stock-based awards and amortization of intangible assets.
[2]	Corporate transaction costs include costs related to reductions in physical space.
[3]

Core fixed costs is a non-GAAP measurement used by management to analyze and assess the Company’s fixed operating costs. Management believes that this non-GAAP measurement assists investors in understanding the impact of the items noted in footnotes 1 and 2 on the performance of the Company.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these items do in fact reflect the underlying financial results of the Company and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes fixed expenses on a GAAP basis and core fixed costs on a non-GAAP basis should be considered together.